                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )



Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               US DATAWORKS, INC.

                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    (5)  Total fee paid:

         -----------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

         -----------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

    (3)  Filing Party:

         -----------------------------------------------------------------------

    (4)  Date Filed:

         -----------------------------------------------------------------------

                              [US Dataworks Logo]


                               US DATAWORKS, INC.
                         5301 HOLLISTER ROAD, SUITE 250
                                HOUSTON, TX 77040
                                 (713) 934-3855

                                 August 28, 2002





Dear Stockholder:

     You are cordially invited to attend our 2002 Annual Meeting of Stockholders to be held at 9:30 a.m., local time, on September 25, 2002 at the Company's offices at 5301 Hollister Road, Suite 250, Houston, Texas.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

     A copy of our 2002 Annual Report to Stockholders is also enclosed.

     The Board of Directors and management look forward to seeing you at the meeting.

                                                     Sincerely yours,

                                                     /s/ Charles E. Ramey

                                                     Charles E. Ramey
                                                     CHIEF EXECUTIVE OFFICER

                               US DATAWORKS, INC.
                                 _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 25, 2002
                                 _______________

To the Stockholders of US Dataworks, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of US Dataworks, Inc. (the "Company") will be held at the Company's offices at 5301 Hollister Road, Suite 250, Houston, Texas on September 25, 2002 at 9:30 a.m., local time, for the following purposes:

         1. To elect six directors to serve until expiration of their respective terms and thereafter until their successors are elected and qualified.

         2. To approve the grant of discretionary authority to the Board of Directors to effect a reverse stock split of the Company's outstanding shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock at a ratio within the range from one-for-five to one-for-ten.

         3. To approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares available for issuance thereunder from 4,000,000 shares to 8,000,000 shares.

         4. To approve an amendment to the Company's 2000 Stock Option Plan to automatically increase the number of shares made available for issuance thereunder equal to 5% of the outstanding shares of Common Stock, subject to a maximum of 500,000 shares on April 1 of each year.

         5. To approve an amendment to the Company's 2000 Stock Option Plan to grant to non-employee members of the Board of Directors an option to purchase 180,000 shares of the Company's Common Stock upon election or re-election to the Board of Directors.

         6. To ratify the change in the Company's name from Sonicport, Inc. to US Dataworks, Inc.

         7. To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors.

         8. To transact such other business as may properly come before the meeting and any and all adjourned or postponed sessions thereof.

     Stockholders of record at the close of business on August 13, 2002 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENT AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                             By order of the Board of Directors.

                                             /s/ Richard Shapiro

                                             Richard Shapiro
                                             SECRETARY

Houston, Texas
August 28, 2002

                               US DATAWORKS, INC.
                         5301 HOLLISTER ROAD, SUITE 250
                                HOUSTON, TX 77040
                                 _______________

                                 PROXY STATEMENT
                                 _______________

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of US Dataworks, Inc. (which we will refer to as the "Company" or "US Dataworks" throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 5301 Hollister Road, Suite 250, Houston, Texas on Wednesday, September 25, 2002, at 9:30 a.m., local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at the address listed at the top of the page and the telephone number is (713) 934-3855.

     The Company's 2002 Annual Report on Form 10-KSB, containing financial statements and financial statement schedules required to be filed for the year ended March 31, 2002, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and the Company's Annual Report will first be mailed on or about August 28, 2002 to all stockholders entitled to vote at the meeting.

     THE COMPANY WILL PROVIDE COPIES OF EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB TO ANY REQUESTING STOCKHOLDER UPON THE PAYMENT OF A REASONABLE FEE AND UPON THE REQUEST OF THE STOCKHOLDER MADE IN WRITING TO US DATAWORKS, INC., 5301 HOLLISTER ROAD, SUITE 250, HOUSTON, TEXAS, 77040, ATTN: DANA HUMPHREY. THE REQUEST MUST INCLUDE A REPRESENTATION BY THE STOCKHOLDER THAT, AS OF AUGUST 13, 2002, THE STOCKHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on August 13, 2002 (which we will refer to as the "Record Date" throughout this Proxy Statement) are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. The Company has one series of Common Stock issued and outstanding, designated as Common Stock, $0.0001 par value per share, and two series of Preferred Stock issued and outstanding, designated Series A Convertible Preferred Stock, $0.0001 par value per share, and Series B Convertible Preferred Stock, $0.0001 par value per share. As of the Record Date, approximately 56,667,171 shares of the Company's Common Stock were issued and outstanding and entitled to vote. Holders of Series A Convertible Preferred Stock and holders of Series B Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, could be converted as of the Record Date. As of the Record Date, approximately 18,779,342 shares of the Company's Series A Convertible Preferred Stock, on an as converted basis, were issued and outstanding and entitled to vote and 462,249 shares of Series B Convertible Preferred Stock, on an as converted basis, were issued and outstanding and entitled to vote.

HOW YOU CAN VOTE

     Stockholders of record may vote their shares at the Annual Meeting either in person or by proxy. To vote by proxy, stockholders should mark, date, sign and mail the enclosed proxy form in the prepaid envelope. Returning a proxy form will not affect a stockholder's right to vote if the stockholder attends the Annual Meeting and wants to vote in person.

     Stockholders holding shares through a bank or broker should follow the voting instructions on the proxy form received.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the meeting by (a) delivering to the Company at its principal offices (Attention: Secretary) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

VOTING

     On all matters, each share has one vote. Directors are elected by a plurality vote. The nominees for the six director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Each of the other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting entitled to vote on such proposal. Holders of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock vote together as a single class on all proposals, except for Proposal 2. Proposal 2 will be decided by the affirmative vote of the majority of the shares present and voting at the meeting in person or by proxy of (i) Common Stock, voting together as a single class, (ii) Series A Convertible Preferred Stock, voting together as a separate class, and (iii) Series B Convertible Preferred Stock, voting together as a separate class.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting ("Votes Cast") will be tabulated by the Inspector of Elections (the "Inspector"), with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Nevada law for approval of proposals presented to stockholders. In general, Nevada law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

         o for the election of the six nominees for directors set forth herein;

         o for the approval of the grant of discretionary authority to the Board of Directors to effect a reverse stock split of the Company's outstanding shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock at a ratio within the range from one-for-five to one-for-ten;

         o for the approval to amend the Company's 2000 Stock Option Plan to increase the number of shares available for issuance thereunder from 4,000,000 shares to 8,000,000 shares;

         o for the approval to amend the Company's 2000 Stock Option Plan to automatically increase the number of shares available for issuance thereunder equal to 5% of the outstanding shares of Common Stock, subject to a maximum of 500,000 shares on April 1 of each year;

         o for the approval to amend the Company's 2000 Stock Option Plan to grant to non-employee members of the Board of Directors an option to purchase 180,000 shares of the Company's Common Stock upon election or re-election to the Board of Directors;

         o for the ratification of the Company's name change from Sonicport, Inc. to US Dataworks, Inc.;

         o for the ratification of Singer Lewak Greenbaum & Goldstein LLP, as independent public accountants of the Company for the fiscal year ending March 31, 2003; and

         o upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof in accordance with the discretion of the proxyholder.

     Proxies that are not returned will not be counted in determining the presence of a quorum and will not be counted toward any vote.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Nevada concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received by the Secretary of the Company no later than May 28, 2003 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

     A stockholder proposal not included in the Company's proxy statement for the 2003 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the Company must have received the stockholder's notice no later than July 14, 2003.

     If a stockholder wishing to present a proposal at the 2003 Annual Meeting of Stockholders (without regard to whether it will be included in the proxy materials for that meeting) fails to notify the Company by July 14, 2003, the proxies management receives for the 2003 annual meeting will confer discretionary authority to vote on any stockholder proposals properly presented at that meeting.



                                    IMPORTANT

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED, THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                        PROPOSAL 1: ELECTION OF DIRECTORS


DIRECTORS AND NOMINEES

     Our Bylaws provide that the Company shall have not less than one (1) nor more than eleven (11) directors. The number of directors is currently fixed at six (6).

     On July 25, 2002, the Board of Directors adopted an amendment to the Company's Bylaws which provided that the Board of Directors be divided into three classes of directors, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors. After initial implementation at the Annual Meeting, each class of directors would be subject to election every third year and would serve a three-year term. For purposes of initial implementation, Class I will be elected initially for a one-year term expiring at the 2003 Annual Meeting of Stockholders; Class II will be elected initially for a two-year term expiring at the 2004 Annual Meeting of Stockholders; and Class III will be elected initially for a three-year term expiring at the 2005 Annual Meeting of Stockholders; and in each case, until their successors are elected and qualified. Accordingly, two directors will be elected as Class I directors and as Class II directors and three directors will be elected as Class III directors at the Annual Meeting. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

     Names of the Board of Directors' nominees, as recommended by the Nominating Committee of the Board of Directors, and certain biographical information about the nominees are set forth below:



     CLASS I DIRECTORS

                NAME                AGE                       BUSINESS EXPERIENCE AND EDUCATION
                ----                ---                       ---------------------------------
     Joe Abrell                      68     Mr. Abrell has served as a director since October 1999.  He has served as a consultant at PrimeCo Personal Communications, a wireless technology company, July 1997 until his retirement in December 1999. From July 1986 to December 1999, he operated his own public relations and marketing firm,
                                            Joe Abrell, Inc.

     John L. Nicholson, M.D.         67     Dr. Nicholson has been in private practice since 1969.  He brings an entrepreneurial perspective and seasoned business experience to the Board of
                                            Directors.  Dr. Nicholson has been an investor in several companies, including US Dataworks, Inc.  He has served on many local, state, and national medical organizations and has been an Associate Clinical Professor at Stanford University since 1969.



                                       5



     CLASS II DIRECTORS

                NAME                AGE                           BUSINESS EXPERIENCE AND EDUCATION
                ----                ---                           ---------------------------------

     Hayden D. Watson                53     Mr. Watson founded The Mariner Group, Inc. a banking investment and management consulting company, in May 1999 where he serves as
                                            President. From December 1996 to May 1999, he served as Managing Director of Bank Operations for Fleet Financial Group, no FleetBoston
                                            Financial Corporation, a financial holding company.

     Thomas L. West, Jr.             66     Mr. West has served as Chairman and Chief Executive Officer of WestMark
                                            Ventures, a venture capital company, since January 2000 and as President and
                                            Chief Executive Officer of Pocket Technologies, Inc., a developer of applications for handheld computing devises, since July 2000.  Prior to joining WestMark Ventures and Pocket Technologies, Inc.,  Mr. West held various positions at the American General Financial Group, an insurance company, including Vice Chairman and Group Executive-Retirement Services from
                                            April 1994 to January 2000.

     CLASS III DIRECTORS

                NAME                AGE                           BUSINESS EXPERIENCE AND EDUCATION
                ----                ---                           ---------------------------------

     Charles E. Ramey                61     Mr. Ramey has served as a director since July 2001 and became our Chief
                                            Executive Officer in December 2001.  Prior to joining US Dataworks, Mr. Ramey was President and co-founded PaymentNet Inc., now Signio Inc., an outsourced
                                            e-commerce payment processing company, from April 1996 to December 1998.

     Terry Stepanik                  53     Mr. Stepanik has served as our President and Chief Operating Officer since
                                            April 2001. In November 1997, Mr. Stepanik co-founded of US Dataworks, Inc., a Delaware corporation, which we acquired in April 2001, and served as its
                                            President from November 1997 to April 2001. From April 1994 to November 1997,
                                            Mr. Stepanik was the Senior Project Manager for TeleCheck Services, Inc., a
                                            provider of paper and electronic check services.


REQUIRED VOTE

     The nominees for the six director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted "FOR" the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF THE NOMINEES SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEE

     The Board of Directors held three meetings during fiscal year 2002. All directors attended at least 75% of the meetings of the Board of Directors.

     The Board of Directors did not have a standing Nominating Committee, Compensation Committee or Audit Committee during fiscal year 2002. On July 25, 2002, the Board of Directors established a Nominating Committee, consisting of one directors, Mr. Charles E. Ramey. At the Board of Directors meeting following the Annual Meeting, the Board of Directors will establish a Compensation Committee and an Audit Committee.

     The members of the Compensation Committee will be Mr. Watson and Mr. West. The Compensation Committee's primary functions will be to review the performance and establish the compensation of the Company's executive officers, to recommend guidelines for the review of the performance and the establishment of compensation and benefit policies for all other employees and to administer the Company's compensation plans and programs.

     The members of the Audit Committee will be Mr. Abrell, Dr. Nicholson and Mr. Watson, each of whom are qualified to serve on the Audit Committee under rules of the American Stock Exchange. The Audit Committee's primary functions will be to oversee the Company's financial reporting process, nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed, advise and assist the Board of Directors in evaluating the independent auditor's examination, review the scope of the annual audit, establish policies and procedures for the engagement of the independent auditors to provide non-audit services and whether such services are compatible with the independent auditors' independence, discuss with the independent auditors the adequacy and effectiveness of the Company's accounting and financial records and systems, review and discuss with management and the independent auditors the Company's interim financial results, review and recommend the inclusion of the annual financial statements in the Company's annual report and review the impact on the Company's financial statements of significant events, transactions or changes in accounting policies.

COMPENSATION OF DIRECTORS

     We reimburse each non-employee director for reasonable expenses (such as travel and out of pocket expenses) incurred while attending meetings of the Board of Directors. Prior to January 2002, each non-employee director received an option to purchase 15,000 shares of our common stock on the first day of each quarter of the fiscal year at an exercise price equal to the fair market value of our common stock on the date of grant. Beginning January 2002, members of the Board of Directors no longer receive stock options.

     If the stockholders approve Proposal 5, each non-employee director will receive an option to purchase 180,000 shares of the Company's Common Stock upon election, or re-election, as the case may be, to the Board of Directors by the stockholders at a regular annual meeting of the stockholders. These options will vest and become exercisable in three equal annual installments.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2001, we received capital contributions of $261,479 from Allstate Communications, Inc. Messrs. Cooper and Shapiro were officers at Allstate Communications, Inc. during fiscal 2001. In addition, Messrs. Leventhal and Montelione, two of our 5% stockholders, are stockholders of Allstate Communications, Inc.. The contributions were used for general operating purposes. We did not receive capital contributions from Allstate Communications, Inc. during fiscal 2002.

     During fiscal 2002 and 2001, we paid $108,619 and $515,560, respectively, for business management services rendered to Interactive Audiotext Services. Mr. Cooper resigned as a director of Interactive during fiscal 2002.

     During fiscal 2002, we paid $68,000 in rent expense to 8053 Deering Avenue L.P. for our office space located in Chatsworth, California. Messrs. Leventhal and Montelione are general partners of 8053 Deering Avenue L.P. In addition, we incurred $144,000 in consulting expenses, of which $54,400 have been paid, to Messrs. Leventhal and Montelione.

     We acquired US Dataworks, Inc., a Delaware corporation, on March 30, 2001, with an effective date of April 2, 2001 through a Share Exchange Agreement. John
O. Cooper, who was a director of this Delaware company, and Richard Shapiro, who was an executive officer of this Delaware company, each received 2,296,000 shares of our common stock and a warrant to purchase 123,000 shares of our common stock at an exercise price of $0.73 per share. In addition, Terry Stepanik and Mario Villarreal, co-founders of the Delaware company, received a warrant to purchase 68,000 shares and 22,000 shares of our common stock, respectively, at an exercise price of $0.73 per share. One of the liabilities of this Delaware company that was assumed by us was a promissory note in the principal amount of $1,315,000 in favor of Allstate Communications, Inc.

     In connection with the acquisition of the Delaware company, David Baeza, our former Chief Executive Officer and former Chief Marketing Officer, and Stanton Dodson, our Chairman of the Board, returned to us an aggregate of 1,528,000 shares of our common stock. In exchange for these shares, we issued to each of Messrs. Baeza and Dodson a promissory note in principal amount of $110,000. These promissory notes bear an interest rate of 10% per annum. The principal amount and accrued interest are due when we raise a cumulative of $5,000,000 in gross proceeds from debt or equity financings. If we do not raise $5,000,000 by April 1, 2003, the principal amount and accrued interest of both promissory notes will be forgiven.

     During fiscal 2002, we issued a promissory note to Mr. Leventhal in the principal amount of $50,000 and a promissory note to 8053 Deering Avenue L.P. in principal amount of $46,000. Subsequent to March 31, 2002, we paid Mr. Leventhal and 8053 Deering Avenue L.P. the principal amount of their respective promissory notes and the accrued interest on both promissory notes was forgiven.

     During fiscal 2002, we issued promissory notes in an aggregate principal amount of $300,000 to Mr. Ramey, our Chief Executive Officer. The promissory notes bear an interest rate of 12% per annum. The principal amount and accrued interest is due and payable upon demand.

     On February 14, 2002, we entered into a settlement agreement with Allstate Communications, Inc.. As part of this settlement, we transferred all rights in our application service provider technology software to Allstate Communications, Inc. and the warrants to purchase an aggregate of 664,000 shares of our common stock held by Messrs. Leventhal and Montelione were cancelled. In addition, Allstate Communications, Inc. and Messrs. Leventhal and Montelione forgave notes payable in the amount of $260,206 and we forgave notes payable in the amount of $300,519. We also agreed to pay the remainder of the amounts owed to Allstate Communications, Inc. and Messrs. Levental and Montelione, an aggregate of $1,150,000, out of proceeds from future equity financings. Of the $1,150,000 owed, $1,024,400 is pursuant to the promissory note assumed in connection with the acquisition of US Dataworks, Inc., a Delaware corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The laws of the state of Nevada and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of US Dataworks, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of August 13, 2002, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of any class of our capital stock,
(ii) each of our Named Officers, (iii) each of our directors and each nominee for director and (iv) all of our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o US Dataworks, Inc., 5301 Hollister Road, Suite 250, Houston, Texas 77040.

                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                             ----------------------------------------------------------
                                                                 RIGHT TO
                                                                 ACQUIRE
                                                                BENEFICIAL                   PERCENTAGE OF CLASS
                                         SHARES OF   SHARES OF  OWNERSHIP                     BENEFICIALLY OWNED
                              SHARES OF   SERIES A   SERIES B   OF COMMON               -------------------------------  PERCENTAGE
                              COMMON     PREFERRED   PREFERRED    STOCK                                                   OF VOTING
                               STOCK       STOCK       STOCK      WITHIN                                                 SECURITIES
NAME AND ADDRESS OF           BENEFI-     BENEFI-     BENEFI-   60 DAYS OF     TOTAL                SERIES A   SERIES B     BENEFI-
BENEFICIAL OWNER              CIALLY      CIALLY      CIALLY     MAY 31,       COMMON     COMMON   PREFERRED  PREFERRED    CIALLY
                               OWNED       OWNED       OWNED      2002         STOCK     STOCK (2)   STOCK      STOCK    OWNED(1)(2)
--------------------------- ------------ ---------   --------- -----------  ------------ --------- ---------  ---------  -----------
5% STOCKHOLDERS
 Russel Leventhal..........   5,589,333      --         --          --        5,589,333    9.9%       --         --          7.4%
   21621 Nordhoff Street
   Chatsworth, CA 91311
 Frank Montelione..........   5,589,333      --         --          --        5,589,333    9.9        --         --          7.4
   21621 Nordhoff Street
   Chatsworth, CA 91311
 David Baeza...............   4,022,798      --         --         50,000     4,072,798    7.2        --         --          5.4
 Triton Private Equities
   Fund, L.P.(3)...........   3,098,695      --         --          --        3,098,695    5.5        --         --          4.1
   220 Executive Center
   225 North Market Street
   Wichita, KS  67202
 Societe Financiere              --       640,000       --     18,779,342    18,779,342    --        100%        --         20.5
   Privee, S.A.............
   3, Rue Maurice, CH-1204
   Geneve, Switzerland
 Mark Deveau...............     146,609      --        56,000      42,000       188,609     *         --         9.1          *
 Harvey M. Gammon(5).......     216,348      --       280,000     210,000       426,348     *         --        45.4          *
 Thomas & Lois Gibbons.....     275,552      --        67,000      50,250       325,802     *         --        10.9          *
 Yeshwant Mehta(5).........     138,609      --        79,999      59,999       199,608     *         --        13.0          *

NAMED OFFICERS AND DIRECTORS
 Charles E. Ramey..........   1,952,319      --         --         30,000     1,982,319    3.5        --         --          2.6
 John Cooper...............   2,604,000      --         --        258,500(7)  2,862,500    5.0        --         --          3.8
 Terry Stepanik............   1,397,334      --         --        178,000     1,575,334    2.8        --         --          2.1
 Richard Shapiro...........   2,584,000      --         --      1,023,000     3,607,200    6.3        --         --          4.7
 Mario Villarreal..........     722,667      --         --        132,000       854,667    1.5        --         --          1.1
 Stanton Dodson............   2,742,915      --         --         50,000     2,792,915    4.9        --         --          3.7
 Joe Abrell................       5,000      --         --        165,000       170,000     *         --         --           *
 Raymond Wong..............     810,615      --         --        135,000       945,615    1.7        --         --          1.0
 John L. Nicholson(6)......   1,245,055      --       133,334     100,000     1,345,055    2.4        --        21.6%        1.9
 Hayden D. Watson..........      --          --         --          --           --        --         --         --          --
 Thomas L. West, Jr........      --          --         --          --           --        --         --         --          --
 All current directors and
   executive officers as a
   group (8 persons).......  12,819,050      --        --       1,971,500    14,790,550   25.2        --         --         19.0

-------------
* Amount represents less than 1% of our common stock.

(1) To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them, subject to community property law, where applicable, and the information contained in the footnotes to this table.

(2) Applicable percentage ownership of common stock is based on 56,667,171 shares of common stock issued and outstanding as of May 31, 2002. Applicable percentage ownership of Series A Preferred Stock is based on 640,000 shares of Series A Preferred Stock issued and outstanding on August 13, 2002. Applicable percentage ownership of Series B Preferred Stock is based on 616,333 shares of Series B Preferred Stock outstanding on August 13, 2002. Applicable percentage ownership of voting securities is based on 75,908,762 shares of common stock issued and outstanding as of May 31, 2002, including shares of Series A Preferred Stock convertible into common stock and shares of Series B Preferred Stock convertible into common stock. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible or exchangeable into such shares of common stock, held by that person, that are currently exercisable or exercisable within 60 days of August 13, 2002 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of another person.

(3) The number of shares beneficially owned is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on June 17, 2002 Triton Private Equities Fund, L.P.

(4) Includes 129,365 shares held by the Sterling Trust Company Trustee FBO Harvey M. Gammon.

(5) Includes 126,009 shares held by the Sterling Trust Company Trustee FBO Yeshwant Mehta.

(6) Includes 550,000 shares held by J.L. Nicholson MD Inc. 401-K FBO John L. Nicholson, 250,000 shares held by JLN Trust DTD April 26, 2001 and 50,000 shares held by John L. Nicholson MD Inc. FBO John L. Nicholson.

(7)  Includes options to purchase 20,500 shares held by Mr. Cooper's wife.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth compensation for services rendered in all capacities to US Dataworks for the three fiscal years ended March 31, 2002 for our Chief Executive Officer as of March 31, 2002, all individuals who served as our chief executive officer during fiscal 2002, and the three other most highly compensated executive officers as of March 31, 2002 whose total annual salary and bonus for fiscal 2002 exceeded $100,000 (collectively, the "Named Officers").

                                          SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                  ANNUAL COMPENSATION    SECURITIES UNDERLYING      ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR    SALARY($)     BONUS($)       OPTIONS(#)        COMPENSATION ($)
---------------------------------------  ----  -------------   --------  ---------------------  ----------------
Charles E. Ramey.......................  2002  $  52,500(1)       --            30,000                --
  Chief Executive Officer                2001      --             --             --                   --
                                         2000      --             --             --                   --

John O. Cooper.........................  2002     92,492(2)       --           900,000(3)             --
  Former Chief Executive Officer         2001      --             --            60,000                --
                                         2000      --             --            55,000                --

Terry Stepanik.........................  2002    158,792(4)       --           225,000                --
  President and                          2001      --             --             --                   --
  Chief Operating Officer                2000      --             --             --                   --

Richard Shapiro........................  2002    144,000(5)                      --                   --
  Executive Vice President and           2001    101,827          --           900,000                --
  Chief Financial Officer                2000      --             --             --                   --

Mario Villarreal.......................  2002    115,385          --           225,000                3,460
  Vice President and                     2001      --             --             --                   --
  Chief Technical Officer                2000      --             --             --                   --

---------------------

(1) Mr. Ramey joined us in December 2001. During fiscal 2002, he was paid $3,500 and has an accrued balance of $49,000.

(2) Mr. Cooper served as our Chief Executive Officer from April 2001 to December 2001. During fiscal 2002, he was paid $44,615 and has an accrued balance of $47,877.

(3) Mr. Cooper's option had vested as to 300,000 shares at the time of his termination. He did not exercise this option and the option was forfeited pursuant to our 2000 Stock Option Plan.

(4)  Includes $38,792 paid in sales commissions.

(5) During fiscal 2002, Mr. Shapiro was paid $48,115 and has an accrued balance of $95,885.

STOCK OPTIONS

     The following tables summarize option grants to, and exercises by, the Named Officers during fiscal 2002, and the value of the options held by each such person at the end of fiscal 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS

                                             NUMBER OF     % OF TOTAL OPTIONS
                                            SECURITIES         GRANTED TO       EXERCISE
                                            UNDERLYING        EMPLOYEES IN        PRICE
NAME                                      OPTIONS GRANTED    FISCAL YEAR(1)       ($/SH)    EXPIRATION DATE
----                                      ---------------    --------------       ------    ---------------
Charles E. Ramey..........................     15,000              *             $ 0.54         4/03/11
Charles E. Ramey..........................     15,000              *               0.24        10/03/11
John O. Cooper(2).........................    900,000              57%             0.72         4/10/11
Terry Stepanik(3).........................    225,000              14              1.10         4/02/11
Richard Shapiro...........................      --                 --               --             --
Mario Villarreal(3).......................    225,000              14              1.10         4/02/11

-----------------------------

     * Amount represents less than 1%.

(1)  Based on a total of 1,570,000 options granted to employees in fiscal 2002.

(2) The option vests over two and one half years in accordance with the following schedule: 300,000 shares vest 120 days, 18 months and 30 months after April 10, 2001. Mr. Cooper was terminated as President and Chief Executive Officer in December 2001. This option was not exercised and forfeited pursuant to our 2000 Stock Option Plan.

(3) The options vest over an 18 month period in accordance with the following schedule: 25,000 shares, 35,000 shares, 50,000 shares and 115,000 shares vest 120 days, 6 months, 12 months and 18 months, respectively, after April 2, 2001.

                     AGGREGATE FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS HELD AT        IN-THE-MONEY OPTIONS AT
                              SHARES ACQUIRED       VALUE               MARCH 31, 2002 (#)            MARCH 31, 2002 ($) (1)
NAME                          ON EXERCISE (#)    REALIZED ($)  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                          ---------------    ------------  -----------     -------------     -----------     -------------
Charles E. Ramey..........          --               --           30,000            --              $750              --
John O. Cooper(2).........          --               --          415,000          600,000            --               --
Terry Stepanik............          --               --           60,000          165,000            --               --
Richard Shapiro...........          --               --          900,000            --               --               --
Mario Villarreal..........          --               --           60,000          165,000            --               --

------------------------

(1) Calculated on the basis of the fair market value of the underlying securities at March 28, 2002 ($0.29 per share) as reported on the American Stock Exchange minus the exercise price.

(2) Mr. Cooper was terminated in December 2001 and 300,000 shares of the 415,000 exercisable shares were forfeited pursuant to our 2000 Stock Option Plan, as did the 600,000 unexercisable shares.

EMPLOYMENT AGREEMENTS

     On July 3, 2000, we entered into an employment agreement with Richard Shapiro, pursuant to which Mr. Shapiro is employed as our Chief Financial Officer at an annual base salary of $180,000 per year. Pursuant to the terms of the agreement, Mr. Shapiro received an option to purchase 900,000 shares of our common stock at an exercise price of $1.50 per share. The option vests over an 18 month period in accordance with the following schedule: 150,000 shares, 175,000 shares, 250,000 shares and 325,000 shares vest 120 days, 6 months, 12 months and 18 months, respectively, from the effective date of the agreement. If Mr. Shapiro's employment is terminated prior to July 3, 2003, Mr. Shapiro will receive an aggregate of $60,000 as a severance bonus unless his termination is due to his breach or neglect of his duties, mental or physical incapacitation, death, conviction of a felony involving moral turpitude, or in the event we cease to exist.

     On April 2, 2001, we entered into an employment agreement with John O. Cooper, pursuant to which Mr. Cooper was employed as our President and Chief Executive Officer at an annual base salary of $180,000 per year. Pursuant to the terms of the agreement, Mr. Cooper received an option to purchase 900,000 shares of our common stock at an exercise price of $1.10 per share. The option vests over two and one half years in accordance with the following schedule: 300,000 shares vest 120 days, 18 months and 30 months after April 10, 2001. On December 3, 2001, the Board of Directors terminated Mr. Cooper's employment. Pursuant to the terms of this agreement, Mr. Cooper did not receive a severance bonus. In accordance with our 2000 Stock Option Plan, Mr. Cooper's option to purchase 900,000 shares of our common stock was forfeited.

     On April 2, 2001, we also entered into an employment agreement with Terry Stepanik, pursuant to which he is employed as our President at an annual base salary of $120,000. Pursuant to the terms of the agreement, Mr. Stepanik received an option to purchase 225,000 shares of our common stock at an exercise price of $1.10 per share. The option vests over an 18 month period in accordance with the following schedule: 25,000 shares, 35,000 shares, 50,000 shares and 115,000 shares vest 120 days, 6 months, 12 months and 18 months, respectively, from the effective date of the agreement. Mr. Stepanik is also entitled to receive 6% sales commissions on all sales generated primarily through his own efforts, 2% sales commission generated by our business partners and 1% sales commission on sales generated by any sales person under his direct supervision.

     On April 2, 2001, we also entered into an employment agreement with Mario Villarreal, pursuant to which he is employed as our Vice President at an annual base salary of $120,000. Pursuant to the terms of the agreement, Mr. Villarreal received an option to purchase 225,000 shares of our common stock at an exercise price of $1.10 per share. The option vests over an 18 month period in accordance with the following schedule: 25,000 shares, 35,000 shares, 50,000 shares and 115,000 shares vest 120 days, 6 months, 12 months and 18 months, respectively, from the effective date of the agreement.

    PROPOSAL 2: APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK, SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK AT A RATIO
               WITHIN THE RANGE FROM ONE-FOR-FIVE TO ONE-FOR-TEN

INTRODUCTION

     You are being asked to approve a reverse split of all outstanding shares of our Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock at an exchange ratio in the range from one-for five to one-for-ten, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect a split (the "Stock Split"). If this Stock Split is approved by the Company's stockholders, the Board of Directors intends to effect the Stock Split as soon as possible thereafter.

     To effect the Stock Split, the Board of Directors would file the approved proposed amendments to its Certificate of Designation of Series A Convertible Preferred Stock and Certificate of Designation of Series B Convertible Preferred Stock (collectively, the "Certificates of Designation") with the Nevada Secretary of State along with any other necessary filings in accordance with Nevada General Corporation Law. The outstanding Common Stock split will be effected simultaneously with the reverse split of the preferred stock. The forms of amendment to the Certificates of Designation to effect the proposed Stock Split would be in substantially the form attached to this proxy statement as Appendix A and Appendix B. As a result of the proposed Stock Split, the number of issued and outstanding shares of the Company's Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock would be reduced in accordance with the Stock Split exchange ratio. The par value of our Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock would remain unchanged at $0.0001 per share, and the number of authorized shares of Common Stock and Preferred Stock would remain unchanged. The number of shares designated as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock would be reduced in accordance with the Stock Split exchange ratio.

     The Company's Board of Directors has approved the Stock Split and recommends to the stockholders of the Company the Stock Split and the amendments to the Certificates of Designation to effect the proposed Stock Split. The Board of Directors, however, has reserved the right to abandon the Stock Split, without further direction by the stockholders, at any time before the Stock Split becomes effective.

REASONS FOR THE REVERSE STOCK SPLIT

     The Board of Directors believes that it should be granted the authority to implement the Stock Split to enhance the desirability and marketability of the Company's Common Stock to the financial community and the investing public and potentially mitigate reluctance on the part of brokers and investors to trade in the Company's common stock. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of the Company's common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company's Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the Company's share price were substantially higher. This factor may also limit the willingness of institutions to purchase the Company's Common Stock.

     In addition, the Company's Common Stock has been trading below $1.00 for sometime. With the Company's Common Stock trading in this range, small movements, in absolute terms, in the price per share translate into disproportionately large swings in the price on a percentage basis. These swings tend to bear little relationship to the Company's financial condition and results. The Board of Directors believe that these factors have contributed to an unjustified, relatively low level of interest in the Company's Common Stock on the part of investment analysts, brokers and professionals and individual investors, which tends to depress the market for its common stock. The Board of Directors has proposed effecting the reverse split as a means of increasing the per-share market price of the Company's Common Stock.

     The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the Stock Split. If the stockholders approve the Stock Split proposal, the Stock Split will be effected, if at all, only upon a determination by the Board of Directors that the Stock Split is in the best interests of the Company and its stockholders at that time. In connection with any determination to effect a Stock Split, the Board of Directors will set the timing for such a split and select the specific ratio within the range. These determinations will be made by the Board of Directors to create the greatest marketability of the Company's Common Stock based on prevailing market conditions at that time.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

     The immediate effect of the Stock Split would be to reduce the number of shares of the Company's Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock outstanding and to increase the trading price of the Company's Common Stock. Depending on the exact ratio selected by the Board of Directors, between five (5) and ten (10) shares of the Company's Common Stock outstanding immediately prior to the Stock Split will be reclassified and converted into one (1) share of the Company's Common Stock, which will continue to have a par value of $0.0001 per share. Based on 56,667,171 shares of Common Stock outstanding as of the record date for this annual meeting, without accounting for fractional shares, which will be cancelled and paid for in cash, between 11,333,434 shares and 5,666,717 shares of Common Stock would be outstanding as a result of the proposed Stock Split. Depending on the exact ratio selected by the Board of Directors, between five
(5) and ten (10) shares of Series A Convertible Preferred Stock outstanding immediately prior to the Stock Split will reclassified and converted into one
(1) share of Series A Convertible Preferred Stock, which will continue to have a par value of $0.0001 per share. Based on 640,000 shares of Series A Convertible Preferred Stock outstanding as of the record date for this annual meeting, without accounting for fractional shares, which will be cancelled and paid for in case, between 128,000 shares and 64,000 shares of Series A Convertible Preferred Stock would be outstanding as a result of the Stock Split. Depending on the exact ratio selected by the Board of Directors, between five (5) and ten
(10) shares of Series B Convertible Preferred Stock outstanding immediately prior to the Stock Split will reclassified and converted into one (1) share of Series B Convertible Preferred Stock, which will continue to have a par value of $0.0001 per share. Based on 616,333 shares of Series B Convertible Preferred Stock outstanding as of the record date for this annual meeting, without accounting for fractional shares, which will be cancelled and paid for in case, between 123,266 shares and 61,633 shares of Series B Convertible Preferred Stock would be outstanding as a result of the Stock Split.

     The effect of any reverse stock split upon the market price of our Common Stock, however, cannot be predicted. Although some companies in similar circumstances who have effected a reverse stock split have experienced improved stock price performance, other companies have not. The trading price of the Company's Common Stock after the Stock Split may not rise in proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Stock Split. Further, there can be no assurance that the Stock Split would lead to a sustained increase in the trading price of the Company's Common Stock. The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results and factors related to its business and general market conditions. Finally, the resulting decrease in the number of shares of the Company's Common Stock outstanding could potentially negatively impact the liquidity of its Common Stock on the American Stock Exchange, especially in the case of larger block trades.

     If the Company implements the Stock Split, all outstanding warrants, options and other grants entitling the holders to purchase shares of the Company's Common Stock will enable the holders to purchase, upon exercise of their warrants, options or other grants, between one-fifth and one-tenth of the number of shares of the Company's Common Stock, which these holders would have been able to purchase upon such exercise immediately prior to the Stock Split, at an exercise price between five (5) and ten (10) times the applicable exercise price before the Stock Split.

     In addition, after the Stock Split is effected, the number of shares reserved for issuance in the Company's 2000 Stock Option Plan will be reduced between one-fifth and one-tenth of the number of shares reserved under these plans immediately prior to the Stock Split at an exercise price between five (5) and ten (10) times the applicable exercise price before the Stock Split.

     The proposed Stock Split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Stock Split results in any of the stockholders owning a factional share. No fractional shares will be issued as a result of the Stock Split. In lieu of issuing fractional shares, the Company will pay to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Stock Split (after aggregating all shares for each class or series of stock held by such stockholder) cash at the market price. The market price for the Common Stock will be determined by reference to the average closing price of the Company's Common Stock on the American Stock Exchange for the 20 business days prior to the day on which the Stock Split becomes effective. For example, depending on the exact ratio selected by the Board of Directors, a stockholder holding 84 shares of Common Stock prior to the Stock Split would receive between 16 and 8 shares of Common Stock and cash in lieu of any fraction of a post-split share of Common Stock. The market price for the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be the stated value of the applicable series of preferred stock after giving effect to the Stock Split as stated in the applicable Certificate of Designation for such series of preferred stock. The stated value of the Series A Convertible Preferred Stock is currently $2.50 per share and the stated value of the Series B Convertible Preferred Stock is currently $0.75. Depending on the exact ratio selected by the Board of Directors, the stated value of the Series A Convertible Preferred Stock will be between $12.50 and $25.00 per share and the stated value of the Series B Convertible Preferred Stock will be between $3.75 and $7.50 (as a result of proportional adjustments). For example, as a result of the Stock Split, a stockholder holding fifty-eight (58) shares of Series A Convertible Preferred Stock prior to the Stock Split would receive between eleven (11) and five (5) shares of Series A Convertible Preferred Stock and cash in lieu of any fraction of a post-split share of Series A Convertible Preferred Stock.

     If the Stock Split is implemented, the rights and preferences of the outstanding shares of the Company's Common Stock would remain the same after the Stock Split. Certain terms of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be amended to reflect proportional adjustments necessary as a result of the Stock Split. Proportional adjustments will be made in the Certificates of Designation to the stated value, redemption price, liquidation rights and conversion value of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. These proportional adjustments can be seen in the proposed amendments to the Certificates of Designation in substantially the form attached as Appendices A and B. Each share of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock issued pursuant to the Stock Split would be fully paid and nonassessable. As of June 30, 2002, there were arrears in dividend in the aggregate amount of $300,863 for the Series A Convertible Preferred Stock, $20,952 for the Series B Convertible Preferred Stock and no arrears in dividend for the Common Stock. The proposed Stock Split will not have an affect on the aggregate amount of arrears in dividend outstanding at the time of the Stock Split.

     The Stock Split would also result in some stockholders owning "odd-lots" of fewer than 100 shares of the Company's common stock. Brokerage commission and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     The Stock Split will not affect the par value of shares of the Company's Common Stock. As a result, on the effective date of the Stock Split, the stated capital on the Company's balance sheet attributable to the Company's Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be reduced to between one-fifth and one-tenth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and per share net book value of the Company's Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be increased as a result of the Stock Split, because there will be fewer shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock outstanding.

AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

     The Stock Split, if implemented, would not change the number of authorized shares of the Company's Common Stock or Preferred Stock as designated by the Company's Articles of Incorporation. Accordingly, because the number of issued and outstanding shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock would decrease, the number of shares remaining available for issuance under the Company's authorized pool of Common Stock and Preferred Stock would increase. The number of shares designated Series A Convertible Preferred Stock and Series B Convertible Preferred Stock would be reduced in accordance with the exchange ratio. These additional shares of Common Stock and Preferred Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. The Company has no current plan to issue shares from these additional shares.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     If the Stock Split is approved by the stockholders and implemented, the Company will file an amendment to its each of its Certificates of Designation with the Secretary of State of Nevada. The Stock Split will become effective at the effective time of the amendment to the Certificates of Designation. The Company will simultaneously effect the reverse split of the Common Stock. Beginning at the effective time of the Stock Split, each certificate representing the Company's Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that was issued before the Stock Split will be deemed for all corporate purposes to evidence post-reverse stock split ownership. All shares subject to conversion of outstanding options, warrants, and other securities would also be automatically adjusted on the effective date.

     As soon as practicable after the filing of the amendments to the Certificates of Designation and split of the Common Stock, the Company's stockholders will be notified that the Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of shares of Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock will be asked to surrender to the exchange agent certificates representing shares of Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, in exchange for certificates representing the reverse-split adjusted shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued or cash in lieu of fractional share be paid to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed letter of transmittal to the transfer agent. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so. If your shares of the Company's Common Stock are deposited in book entry, your shares will be automatically converted to reflect the Stock Split without any action on your part.

FRACTIONAL SHARES

     The Company will not issue fractional shares in connection with the Stock Split. Stockholders who otherwise would be entitled to receive a fractional share because they hold an aggregate number of shares of pre-split Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock not evenly divisible by a factor between five (5) and ten (10) (depending on the final split exchange ratio), will, upon surrender to the exchange agent of the certificate or certificates representing the pre-split Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock held by them, receive cash in respect of that fractional share at the market price as applicable to such class or series of stock. The market price for the Common Stock will be determined by reference to the average closing price of the Company's Common Stock on the American Stock Exchange for the 20 business days prior to the day on which the Stock Split becomes effective. The market price for the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock price will be determined by reference to the stated value of such series of preferred stock as noted in the applicable Certificate of Designation.

NO DISSENTERS' RIGHTS

     Under the Nevada General Corporation Law, the Company's stockholders are not entitled to dissenters' rights with respect to the Stock Split. The Company does not anticipate independently providing the stockholders with any such rights.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material federal income tax consequences of the Stock Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986 (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder.

     ACCORDINGLY, EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

     Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the Stock Split. The aggregate tax basis of the shares received in the Stock Split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. Stockholders who receive cash upon redemption of their fractional share interests in the shares as a result of the Stock Split will generally recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liabilities generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the Stock Split. Our beliefs regarding the tax consequence of the Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

REQUIRED VOTE

     Approval of the Stock Split described above requires the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy of (i) Common Stock, voting together as a single class, (ii) Series A Convertible Preferred Stock, voting together as a separate class, and (iii) Series B Convertible Preferred Stock, voting together as a single class. The proposed amendment to the Certificate of Designation of Series A Convertible Preferred Stock requires the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy of Series A Convertible Preferred Stock, voting together as a single class. The proposed amendment to the Certificate of Designation of Series B Convertible Preferred Stock requires the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy of Series B Convertible Preferred Stock, voting together as a single class. As mentioned above, the Board of Directors has reserved the right not to effect the Stock Split even if it is approved by the stockholders. By casting a "FOR" vote in favor of the Stock Split, holders of the Series A Convertible Preferred Stock and holders of Series B Convertible Preferred Stock will also be casting a vote in favor of the proposed amendments to the Certificate of Designation for such series of convertible preferred stock, as applicable.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT AT A RATIO WITHIN THE RANGE FROM ONE-FOR-FIVE TO ONE-FOR-TEN AS DESCRIBED ABOVE.

    PROPOSALS 3, 4 AND 5: TO APPROVE AMENDMENTS TO THE 2000 STOCK OPTION PLAN

     In July 2002, the Board of Directors approved the Company's amended and restated 2000 Stock Option Plan (the "2000 Plan"), subject to the approval of the Company's stockholders at the Annual Meeting. The following summary of the 2000 Plan is qualified by reference to the terms of the 2000 Plan, the full text of which appears as Appendix C to this Proxy Statement.

SUMMARY OF AMENDMENTS

     The 2000 Plan approved by the Board of Directors and submitted for stockholder approval includes amendments (i) increasing the number of shares of Common Stock reserved for issuance under the 2000 Plan from 4,000,000 shares to 8,000,000 shares (Proposal 3), (ii) automatically increasing the number of shares of Common Stock reserved for issuance thereunder equal to 5% of the outstanding shares of Common Stock, subject to a maximum of 500,000 shares on April 1 each year (Proposal 4), (iii) granting to non-employee members of the Board of Directors an option to purchase 180,000 shares of the Company's Common Stock upon election or re-election to the Board of Directors (Proposal 5) and
(iv) reflecting the new name of the Company (see Proposal 6).

DESCRIPTION OF THE 2000 PLAN

     The 2000 Plan was initially adopted by the Board of Directors in August 2000 and first approved by the Company's stockholders in December 2000. The purpose of the 2000 Plan is to enable the Company to attract and retain top quality employees, officers, directors and consultants and to provide such employees, officers, directors and consultants with an incentive to enhance stockholder returns.

     The 2000 Plan provides for the grant to directors, officers, employees and consultants of the Company (including its subsidiaries) of options to purchase shares of the Company's Common Stock. The 2000 Plan may be administered by the Board of Directors or a committee of the Board of Directors (in either case, the "Committee"), which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 2000 Plan. Options granted under the 2000 Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options. As of March 31, 2002, 13 employees were eligible to be considered for the grant of options under the 2000 Plan.

     Currently, a total of 8,000,000 shares of Common Stock (including 4,000,000 shares subject to stockholder approval at the Annual Meeting) have been reserved for issuance under the 2000 Plan. If any option granted under the 2000 Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of March 31, 2002, the Company had outstanding options under the 2000 Plan to purchase an aggregate of 2,900,000 shares of Common Stock at exercise prices ranging from $0.24 to $4.52 per share, or a weighted average per share exercise price of $1.63; no shares of Common Stock have been issued under the 2000 Plan; and 5,100,000 shares of Common Stock (including 4,000,000 shares subject to stockholder approval at the Annual Meeting) are available for future issuance under the 2000 Plan.

     The Board of Directors and Compensation Committee (collectively, the "Committee") have not made any determination with respect to future awards under the 2000 Plan, and any allocation of such awards will be made only in accordance with the provisions of the 2000 Plan, including the additional shares of stock that the stockholders are being asked to approve. The Company believes that the granting of options is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to the continued progress of the Company, which ultimately is in the interests of the Company's stockholders.

     As of March 31, 2002, the following persons or groups had in total, received options to purchase shares of Common Stock under the 2000 Plan as follows: (i) the Chief Executive Officer, the former Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Mr. Ramey, 30,000 shares, Mr. Cooper, 135,500 shares, Mr. Stepanik, 225,000 shares, Mr. Shapiro, 900,000 shares, Mr. Villarreal, 225,000 shares; (ii) all current executive officers of the Company as a group: 1,380,000 shares; (iii) all current directors who are not executive officers as a group: 485,500 shares;
(iv) each nominee for director (other than the director and director nominee listed in (i) above): Mr. Abrell, 165,000 shares, Dr. Nicholson, no shares, Mr. Watson, no shares and Mr. West, no shares; and (v) all employees of the Company, including all current officers who are not executive officers, as a group:
1,034,500 shares.

     The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 2000 Plan or any other option plan adopted by the Company. Nonstatutory stock options may be granted under the 2000 Plan at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Nonstatutory stock options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. On March 28, 2002, the closing price for the Common Stock on the American Stock Exchange was $0.21 per share.

     Subject to the limitations contained in the 2000 Plan, options granted under the 2000 Plan will become exercisable at such times and in such installments (but not less than 20% per year) as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable, and may also provide the option expires immediately upon termination of employment for any reason. No option held by directors, executive officers or other persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be exercised during the first six months after such option is granted.

     Each non-employee director receives (subject to stockholder approval of Proposal 5) an option to purchase 180,000 shares of the Company's Common Stock or a pro rata portion of 180,000 shares if elected to serve a term of less than three years. Each non-employee director who is not elected at an annual meeting of the Company's stockholders receives an option to purchase a pro rata portion of 180,000 shares based on the number of full months remaining from the date of election or appointment until the end of the director's term divided by 36, 24 or 12, depending on the term of the class to which the directors was elected or appointed. Each option becomes exercisable in three equal annual installments. Options granted to a director not elected at an annual meeting of the Company's stockholders becomes exercisable in equal annual installments such that each option is exercisable in full at the next annual meeting of the Company's stockholders at which the director's class is to be elected.

     Unless otherwise provided in the applicable stock option agreement, upon termination of employment of an optionee, all options that were then exercisable would terminate three months (one year in the case of termination by reason of death or disability) following termination of employment. Any options which were not exercisable on the date of such termination would immediately terminate concurrently with the termination of employment.

     The Board of Directors may at any time amend, alter, suspend or terminate the 2000 Plan. No amendment, alteration, suspension or termination of the Plan will impair the rights of any optionee, unless mutually agreed otherwise between the optionee and the Committee, which agreement must be in writing and signed by the optionee and the Company. Termination of the 2000 Plan will not affect the Committee's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

     Options granted under the 2000 Plan may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 2000 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 2000 Plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 2000 Plan is effective for ten years, unless sooner terminated or suspended.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Incentive stock options granted under the 2000 Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares.

Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

     All other options granted under the 2000 Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

     The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information as to our equity compensation plans for fiscal 2002.

                                                                                                      NUMBER OF SECURITIES
                                                                                                    REMAINING AVAILABLE FOR
                                      NUMBER OF SECURITIES TO BE                                     FUTURE ISSUANCE UNDER
                                       ISSUED UPON EXERCISE OF       WEIGHTED AVERAGE EXERCISE     EQUITY COMPENSATION PLANS
                                         OUTSTANDING OPTIONS,          PRICE OF OUTSTANDING          (EXCLUDING SECURITIES
                                         WARRANTS AND RIGHTS       OPTIONS, WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a))
           PLAN CATEGORY                         (a)                            (b)                           (c)
Equity compensation plans approved
by the stockholders                           2,900,000                        $1.63                       1,100,000

Equity compensation plans not                                                                                 ___
approved by the stockholders                  1,050,250                        $2.22
                                        --------------------           --------------------         --------------------
Total                                         3,950,250                        $1.79                       1,100,000



     We have granted non-statutory stock options to purchase shares of our common stock pursuant to stock option agreements. These grants were made outside of our 2000 Plan. The exercise price of these options were equal to the fair market value of our common stock on the date of grant. These options vested immediately and have a duration of five years. The exercise price may be paid in cash or by a net issuance.

REQUIRED VOTE

     Approval of each of the amendments to the 2000 Plan requires the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE COMPANY'S 2000 STOCK OPTION PLAN.

             PROPOSAL 6: TO RATIFY THE CHANGE IN THE COMPANY'S NAME
                   FROM SONICPORT, INC. TO US DATAWORKS, INC.

     The Board of Directors approved an amendment to the Company's Articles of Incorporation to change the Company's name from Sonicport, Inc. to U.S. Dataworks, Inc., subject to ratification by the stockholders. The Board of Directors believes that the new name better reflects the current business of the Company.

REQUIRED VOTE

     Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" RATIFICATION OF THE COMPANY'S NAME CHANGE.

          PROPOSAL 7: TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Singer Lewak Greenbaum & Goldstein LLP ("SLG&G") as the Company's independent auditors for the fiscal year ending March 31, 2003. SLG&G audited the Company's financial statements from fiscal year 2000 to fiscal year 2002. Representatives of SLG&G are not expected to be present at the Company's Annual Meeting.

AUDIT AND NON-AUDIT FEES

         AUDIT FEES. The aggregate fees billed by SLG&G for professional services rendered for the audit of the Company's annual financial statements for fiscal year ended March 31, 2002 and the quarterly reviews of the Company's financial statements was $169,234. Less than 50% of the hours expended on the engagement to audit the Company's financial statements for fiscal year 2002 were attributed to work performed by persons other than SLG&G's full time, permanent employees.

         FINANCIAL INFORMATION SYSTEMS AND DESIGN AND IMPLEMENTATION FEES. There were no fees billed by SLG&G for professional services rendered for information technology services related to financial information systems design and implementation for fiscal year 2002.

         ALL OTHER FEES. There were no fees billed for services rendered by SLG&G other than for the services described above, including services rendered in connection with tax consulting, permitted internal audit outsourcing and other non-audit services, for fiscal year 2002.

     The Board of Directors reviews audit and non-audit services performed by SLG&G as well as the fees charged by SLG&G for such services. In reviewing non-audit service fees, the Board of Directors considers, among other things, the possible effect of the performance of non-audit services on the auditor's independence.

 REQUIRED VOTE

     Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event confirmation is not obtained, the Board of Directors will review its selection of the Company's independent auditors for the fiscal year ending March 31, 2003.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms that they file.

     Based solely on our review of copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, we believe that all of our officers, directors and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2002, except as provided below.

     Messrs. Ramey, Shapiro, Stepanik, Villarreal, Dodson, Abrell and Wong each filed a late Form 5 for fiscal 2002 that disclosed five transactions, two transactions, four transactions, four transactions, three transactions, five transactions and seven transactions, respectively. Messrs. Shapiro, Dodson, Abrell, Cooper and Wong filed a late Form 3 that disclosed one transaction, two transactions, three transactions, three transactions and three transaction. Mr. Cooper failed to file a Form 5 for fiscal 2000 and fiscal 2001 that would have disclosed four transactions and one transaction, respectively.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-KSB/A for the year ended March 31, 2002 accompany this proxy statement. The Securities and Exchange Commission allows the Company to "incorporate by reference" information into his proxy statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference Items 6, 7 and 8 of Part II from the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 2002.

                                  OTHER MATTERS

     The Company knows of no business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

                                             By order of the Board of Directors.

                                             /s/ Charles E. Ramey

                                             Charles E. Ramey
                                             CHIEF EXECUTIVE OFFICER


August 28, 2002

PROXY                                                                      PROXY

                               US DATAWORKS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR ANNUAL MEETING -- SEPTEMBER 25, 2002

CHARLES E. RAMEY and RICHARD SHAPIRO, or either of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of US Dataworks, Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 5301 Hollister Road, Suite 250, Houston, Texas on Wednesday, September 25, 2002 at 9:30 a.m. or at any postponements or adjournments thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2, 3, 4, 5, 6 AND 7.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2, 3, 4, 5, 6, and 7.              ------
                                                                                                         Please mark
                                                                                                         your votes as
                                                                                                         indicated in         X
                                                                                                         this example
                                                                                                                           ------

                                             FOR        WITHOLD
                                        all nominees   AUTHORITY
                                        listed below    to vote
                                         (except as     for all
                                         marked to     nominees
                                       the contrary)  listed below

1.  ELECTION OF DIRECTORS                                         3.  To approve the amendment to the Company's  FOR AGAINST ABSTAIN
                                                                      2000 Stock Option Plan to increase the     +--+  +--+   +--+
   Nominees: Joe Abrell            John L. Nicholson, M.D.            number of shares available for issuance    |  |  |  |   |  |
             Hayden D. Watson      Thomas L. West, Jr.                thereunder:                                +--+  +--+   +--+
             Charles E. Ramey      Terry Stepanik

                                                                  4.  To approve the amendment to the Company's  FOR AGAINST ABSTAIN
                                                                      2000 Stock Option Plan to automatically    +--+  +--+   +--+
                                                                      increase the number of shares made         |  |  |  |   |  |
                                                                      available for issuance thereunder:         +--+  +--+   +--+


                                                                  5.  To approve the amendment to the Company's  FOR AGAINST ABSTAIN
(INSTRUCTION:  To withhold authority to                               2000 Stock Option Plan to automatically    +--+  +--+   +--+
vote for any individual nominee, write that                           grant an option to non-employee members    |  |  |  |   |  |
nominee's name in the space provided below.)                          of the Board of Directors upon election    +--+  +--+   +--+
                                                                      or re-election:
_____________________________________________

                                                                  6.  To ratify the change in the Companys'      FOR AGAINST ABSTAIN
                                                                      name from Sonicport, Inc. to US            +--+  +--+   +--+
2.  To approve the granting of discretionary   FOR AGAINST ABSTAIN    Dataworks, Inc.:                           |  |  |  |   |  |
    authority to the Board of Directors        +--+  +--+   +--+                                                 +--+  +--+   +--+
    to effect a reverse stock split of         |  |  |  |   |  |
    the Company's outstanding shares of        +--+  +--+   +--+  7.  To ratify the appointment of Singer Lewak  FOR AGAINST ABSTAIN
    Common Stock, Series A Convertible                                Greenbaum & Goldstein LLP as the Company's +--+  +--+   +--+
    Preferred Stock and Series B Convertible                          independent auditors:                      |  |  |  |   |  |
    Preferred Stock at a ration within the                                                                       +--+  +--+   +--+
    range from one-for-five to one-for-ten:
                                                                  8.  In their discretion, upon such other       FOR AGAINST ABSTAIN
                                                                      business as may properly come before the   +--+  +--+   +--+
                                                                      meeting.                                   |  |  |  |   |  |
                                                                                                                 +--+  +--+   +--+

                                                                  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING
                                                                  THE ENCLOSED ENVELOPE.


Signature(s)____________________________________________________________________________________ Dated ___________________, 2002
Please sign exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

